UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2003

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

Effective as of November 18, 2003, Dr. Ralph Roy Buon-Cristiani resigned as a director of Cathay General Bancorp (the “Registrant”) due to personal health reasons.

Dr. Buon-Cristiani has been invited to serve on the Registrant’s Senior Advisory Board. The Senior Advisory Board was established in connection with the merger (the “Merger”) of GBC Bancorp into the Registrant, and is comprised of former directors of GBC Bancorp who did not join the Registrant’s Board upon completion of the Merger. It is expected that the Senior Advisory Board will meet on a quarterly basis with Registrant’s Board members and senior management regarding current operations and future strategic directions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2003

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen

Heng W. Chen Executive Vice President and Chief Financial Officer